EXHIBIT 99.1

NEWS RELEASE

for immediate release

inTEST Reports Fourth Quarter 2021 Revenue Grew 50% and
Guides to Revenue of over $100 Million in 2022

●	50% revenue growth driven by key target markets led by both front-end and back-end semiconductor industry demand and the benefit of acquisitions

●

Strong demand in semi, automotive, specifically EVs, and life sciences resulted in record annual orders of $101.9 million; front-end semiconductor market pushed quarterly orders to record $30.5 million

●	Gross margin reflected less favorable product mix, supply chain constraints and inflation ahead of price realization

●	Acquisition and financing expenses of $1.6 million in the quarter impacted operating income

●	Company expects revenue in 2022 to be in the range of $110 million to $115 million which represents growth of over 30% at the mid-point of the range

Mt. Laurel, NJ – March 4, 2022 - inTEST Corporation (NYSE American: INTT), a global supplier of innovative test and process solutions for use in manufacturing and testing in key target markets which include automotive, defense/aerospace, industrial, life sciences, security, and semiconductor (“Semi”), today announced financial results for the quarter and full year ended December 31, 2021. Results include from the respective dates of the acquisitions, Z-Sciences Corp. on October 6, 2021, Videology Imaging Solutions on October 28, 2021, and Acculogic Inc. on December 21, 2021.

Nick Grant, President and CEO commented, “Our exceptionally strong revenue growth of 50% in the quarter and 58% for the year was the result of our strong market positioning with leading test and process solutions combined with significant demand in recovering markets. Our growth also reflected our concerted effort to capture greater market share with our precision technologies in the semiconductor industry. By executing on our 5-Point Strategy, we are driving growth by solving complex problems for our customers with our highly engineered solutions. As a result, we have developed new opportunities in front-end semiconductor applications as well as several applications providing production efficiencies, improved quality and greener process solutions for electric vehicle (“EV”) manufacturers. Importantly, we also expanded our portfolio of solutions with three acquisitions in the quarter that further diversify our offerings and strengthen our portfolio to better serve our target markets.”

He added, “We made excellent progress in the first year of transforming inTEST with our 5-Point Strategy. We believe we are well on the way to unlocking the true potential of the Company. We expect our investments in our leadership team, sales and marketing strategies, operational improvements and acquisitions to ultimately enable us to continue to deepen our customer relationships, drive growth and build shareholder value.”

5-Point Strategy

The Company is focused on the execution of its 5-Point Strategy that it initiated in 2021. inTEST’s goal is to further diversify the business while accelerating growth. The elements of the strategy include:

●	Geographic and market expansion
●	Innovation and differentiation
●	Service and support
●	Talent and culture
●	Strategic acquisitions and partnerships

Fourth Quarter 2021 Revenue

($ in 000s)	Three Months Ended
					Change				Change
	12/31/2021		9/30/2021		$	%	12/31/2020		$	%
Revenue
Multimarket	$10,074	45.1%	$7,488	35.4%	$2,586	34.5%	$7,261	48.8%	$2,813	38.7%
Semi Market	12,284	54.9%	13,656	64.6%	(1,372)	-10.0%	7,614	51.2%	4,670	61.3%
	$22,358	100.0%	$21,144	100.0%	$1,214	5.7%	$14,875	100.0%	$7,483	50.3%

Revenue to the Semi Market grew more than 60% year-over-year as the Company improved its market position and expanded its customer base as well as benefitted from strong market conditions. Multimarket grew 39% year-over-year reflecting the success of new product introductions, the addition of new customers and a broad-based economic recovery. Acquisitions contributed $1.5 million in revenue in the quarter, all of which was reflected in Multimarket, in particular life sciences. Acquisitions expanded the Company’s target markets to include security, while expanding its reach into defense/aerospace, industrial and life sciences.

The Company’s top five customers in the fourth quarter represented approximately 28% of revenue. The Company had no single customer that represented 10% or more in revenue during the quarter. For the full year 2021, the Company’s top five customers represented approximately 32% of revenue with the largest customer representing approximately 13%.

Fourth Quarter 2021 Operating Results

	Three Months Ended
($ in 000s)			Change			Change
	12/31/2021	9/30/2021	$	%	12/31/2020	$	%
Gross profit	$10,346	$10,395	$(49)	-0.5%	$6,720	$3,626	54.0%
Gross margin	46.3%	49.2%			45.2%

Operating income (loss)	$295	$2,549	$(2,254)	-88.4%	$(484)	$779	NM
Operating margin	1.3%	12.1%			-3.3%

Net earnings (loss) (GAAP)	$287	$2,175	$(1,888)	-86.8%	$(380)	$667	NM
Net earnings per diluted share (GAAP)	$0.03	$0.20			(0.04)

Adjusted net earnings (Non-GAAP) (1)	$799	$2,480	$(1,681)	-67.8%	$(76)	$875	NM
Adjusted net earnings per diluted share (Non-GAAP) (1)	$0.07	$0.23			$(0.01)

Adjusted EBITDA (Non-GAAP) (1)	$1,368	$3,388	$(2,020)	-59.6%	$203	$1,165	573.9%
Adjusted EBITDA margin (Non-GAAP) (1)	6.1%	16.0%			1.4%

(NM means not measurable)

(1)

Adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Further information can be found under “Non-GAAP Financial Measures.” See also the reconciliations of GAAP financial measures to non-GAAP financial measures that accompany this press release.

The sequential contraction of gross margin included the impact of less favorable product mix, production inefficiencies and lower than expected absorption of fixed manufacturing costs. Production inefficiencies and under absorption were the result of escalated supply chain constraints as well as the timing related to inflationary increases in component material and labor costs with slightly lagging price improvements given pre-existing order commitments.

Compared with the third quarter of 2021, operating expenses were up $2.2 million which includes approximately $750,000 of operating expenses associated with acquisitions and incremental amortization expense for acquired intangibles of $200,000. In addition, fourth quarter operating expenses included $1.3 million in incremental atypical costs comprised of transaction expenses related to acquisitions and financing costs.

Full Year 2021 Revenue

($ in 000s)	Years Ended
					Change
	12/31/2021		12/31/2020		$	%
Revenue
Multimarket	$29,941	35.3%	$26,953	50.1%	$2,988	11.1%
Semi Market	54,937	64.7%	26,870	49.9%	28,067	104.5%
	$84,878	100.0%	$53,823	100.0%	$31,055	57.7%

Revenue in the Semi Market more than doubled in 2021 as the Company focused on gaining market share, deepening customer relationships and advancing new opportunities in the front-end of the semiconductor manufacturing process while capitalizing on strong market conditions. Revenue in Multimarket expanded 11% from the development of new applications in the automotive industry, specifically electric vehicles, broadening the Company’s customer reach, acquisitions and improving market conditions.

Full Year 2021 Operating Results

	Years Ended
($ in 000s)			Change
	12/31/2021	12/31/2020	$	%
Gross profit	$41,224	$24,104	$17,120	71.0%
Gross margin	48.6%	44.8%

Operating income (loss)	$8,459	$(1,217)	$9,676	NM
Operating margin	10.0%	(2.3)%

Net earnings (loss) (GAAP)	$7,283	$(895)	$8,178	NM
Net earnings per diluted share (GAAP)	$0.68	$(0.09)

Adjusted net earnings (Non-GAAP) (1)	$8,701	$312	$8,389	2,689.0%
Adjusted net earnings per diluted share (Non-GAAP) (1)	$0.81	$0.03

Adjusted EBITDA (Non-GAAP) (1)	$12,047	$1,336	$10,711	801.7%
Adjusted EBITDA margin (Non-GAAP) (1)	14.2%	2.5%

(NM means not measurable)

(1)

Adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Further information can be found under “Non-GAAP Financial Measures.” See also the reconciliations of GAAP financial measures to non-GAAP financial measures that accompany this press release.

Year-over-year gross margin expansion reflected higher volume, improved product mix and operational improvements. As a result, and due to operational leverage, the Company delivered measurably improved operating and bottom-line performance.

Balance Sheet and Cash Flow Review

Cash and cash equivalents at year-end were $21.2 million, up $2.5 million, or 13%, from September 30, 2021, and more than double the $10.3 million at December 31, 2020. During the year, the Company generated $10.8 million of cash from operations.

In October 2021, inTEST executed a new five-year credit agreement that includes a $25 million non-revolving delayed draw term loan facility and a $10 million revolving credit facility that replaced its previous $10 million facility, which had no borrowings at the time it was replaced. During the fourth quarter, the Company used $20.5 million of its new credit facility and $500,000 in cash for the three acquisitions completed during the quarter. At December 31, 2021, there were no borrowings outstanding under the revolving credit facility and $20.1 million outstanding on the term loan facility.

Full year capital expenditures were $994,000 compared with $658,000 in the prior-year period.

Orders and Backlog Summary ($ in 000s)

ORDERS	Three Months Ended
					Change				Change
	12/31/2021		9/30/2021		$	%	12/31/2020		$	%
Multimarket	$9,073	29.8%	$7,783	36.8%	$1,290	16.6%	$6,490	36.8%	$2,583	39.8%
Semi Market	21,386	70.2%	13,365	63.2%	8,021	60.0%	11,129	63.2%	10,257	92.2%
TOTAL	$30,459	100.0%	$21,148	100.0%	$9,311	44.0%	17,619	100.0%	$12,840	72.9%

BACKLOG	As of
			Change			Change
	12/31/2021	9/30/2021	$	%	12/31/2020	$	%
	$34,052	$20,428	$13,624	66.7%	$11,465	$22,587	197.0%

Demand for the Company’s products and solutions was strong throughout the year and orders reached new record levels surpassing recent historical highs. Demand growth was across most markets with orders in the Semi Market exceeding market growth as the Company expanded its market share and refocused on opportunities in the industry. Backlog reached a record level of $34.1 million at year end driven by a large front-end semi order received in the fourth quarter that is expected to ship throughout 2022. Acquisitions contributed approximately $6 million of backlog at year end. Approximately 65% of the backlog at December 31, 2021 is expected to convert to sales in the first quarter of 2022.

Completed Three Strategic Acquisitions in the Fourth Quarter of 2021

On October 6, 2021, the Company acquired substantially all of the assets of Z-Sciences Corp. (now known as North Sciences), a developer of ultra-cold storage solutions for the life sciences cold chain market. This small, tuck-in transaction enhances the Company’s technology, adds new talent and provides a low-cost entry into this fast growing, fragmented market. This business is being integrated into inTEST’s Thermal segment.

On October 28, 2021, the Company acquired Videology Imaging Solutions, a global designer, developer and manufacturer of OEM digital streaming and image capturing solutions, for approximately $12 million. The acquisition expanded the Company’s process technology offerings, diversified its reach into key target markets and broadened its customer base. This business also is being integrated into inTEST’s Thermal segment.

On December 21, 2021, the Company acquired Acculogic Inc. and its affiliates, a global manufacturer of robotics-based electronic production test equipment and application support services, for approximately $9 million. The acquisition expanded the Company’s global reach and enhanced its product portfolio with leading technologies and automation services as part of inTEST’s EMS segment.

2022 Outlook and First Quarter Guidance

inTEST expects revenue in 2022 to grow to approximately $110 million to $115 million.

Gross margin in 2022 is expected to moderate between 46% to 49% based on volume and mix in any given quarter while quarterly operating expenses are expected to range from approximately $10.5 million to $11.2 million. Expenses include intangible asset amortization expense which is currently estimated to be approximately $650,000 per quarter.

Interest expense is expected to be approximately $150,000 per quarter and the effective tax rate is expected to be approximately 15% to 17% for the year. Capital expenditures for the year are expected to remain a modest 1% to 2% of revenue.

First quarter 2022 revenue is expected to be in the range of $23 million to $25 million. First quarter 2022 net earnings per diluted share (GAAP) is expected to be in the range of $0.04 to $0.09 while adjusted net earnings per diluted share (Non-GAAP) is expected to be in the range of $0.10 to $0.15.

The foregoing guidance is based on management’s current views with respect to operating and market conditions and customers’ forecasts. It also assumes supply chain challenges remain unchanged in the first half of the year and begin to improve modestly in the second half. Actual results may differ materially from what is provided here today as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast

The Company will host a conference call and webcast today at 8:30 am ET. During the conference call, management will review the financial and operating results and discuss inTEST’s corporate strategy and outlook. A question and answer session will follow. To listen to the live call, dial (201) 689-8263. In addition, the webcast and slide presentation may be found at: https://ir.intest.com/.

A telephonic replay will be available from 11:30 am ET on the day of the call through Friday, March 11, 2022. To listen to the archived call, dial (412) 317-6671 and enter replay pin number 13725926 or access the webcast replay via the Company’s website. A transcript will also be posted to the website once available.

About inTEST Corporation

inTEST Corporation is a global supplier of innovative test and process solutions for use in manufacturing and testing in target markets which include automotive, defense/aerospace, industrial, life sciences, and security, as well as both the front-end and back-end of the semiconductor manufacturing industry. Backed by decades of engineering expertise and a culture of operational excellence, inTEST solves difficult thermal, mechanical, and electronic challenges for customers worldwide while generating strong cash flow and profits. inTEST’s strategy leverages these strengths to grow organically and with acquisitions through the addition of innovative technologies, deeper and broader geographic reach, and market expansion. For more information, visit www.intest.com.

Non-GAAP Financial Measures

In addition to disclosing results that are determined in accordance with GAAP, we also disclose non-GAAP financial measures. These non-GAAP financial measures consist of adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, adjusted EBITDA, and adjusted EBITDA margin. Adjusted net earnings (loss) is derived by adding acquired intangible amortization, adjusted for the related income tax expense (benefit), to net earnings (loss). Adjusted net earnings (loss) per diluted share is derived by dividing adjusted net earnings (loss) by diluted weighted average shares outstanding. Adjusted EBITDA is derived by adding acquired intangible amortization, interest expense, income tax expense, depreciation, and stock-based compensation expense to net earnings (loss). Adjusted EBITDA margin is derived by dividing adjusted EBITDA by revenue. These results are provided as a complement to the results provided in accordance with GAAP. Adjusted net earnings (loss) and adjusted net earnings (loss) per diluted share are non-GAAP financial measures presented to provide investors with meaningful, supplemental information regarding our baseline performance before acquired intangible amortization charges as this expense may not be indicative of our underlying operating performance. Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures presented primarily as a measure of liquidity as they exclude non-cash charges for acquired intangible amortization, depreciation and stock-based compensation. In addition, adjusted EBITDA and adjusted EBITDA margin also exclude the impact of interest income or expense and income tax expense or benefit, as these expenses may not be indicative of our underlying operating performance. The non-GAAP financial measures presented in this press release are used by management to make operational decisions, to forecast future operational results, and for comparison with our business plan, historical operating results and the operating results of our peers. Reconciliations from net earnings (loss) and net earnings (loss) per diluted share to adjusted net earnings (loss) and adjusted net earnings (loss) per diluted share and from net earnings (loss) to adjusted EBITDA and adjusted EBITDA margin, are contained in the tables below. The non-GAAP financial measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP financial measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements do not convey historical information but relate to predicted or potential future events and financial results, such as statements of our plans, strategies and intentions, or our future performance or goals, that are based upon management's current expectations. Our forward-looking statements can often be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “plans,” “projects,” “forecasts,” “outlook,” “anticipates,” “targets,” “estimates,”or similar terminology. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

Such risks and uncertainties include, but are not limited to, any mentioned in this press release as well as the Company’s ability to execute on its 5-Point Strategy; to realize the potential benefits of acquisitions and to successfully integrate any acquired operations; to grow the Company’s presence in the life sciences, security, industrial and international markets; to manage supply chain challenges; to convert backlog to sales and to ship product in a timely manner; the success of its strategy to diversify by entering markets outside the Semi Market; the impact of the COVID-19 pandemic on the business, liquidity, financial condition and results of operations; indications of a change in the market cycles in the Semi Market or other markets served; changes in business conditions and general economic conditions both domestically and globally; changes in the demand for semiconductors; to borrow funds or raise capital to finance potential acquisitions or for working capital; changes in the rates and timing of capital expenditures by its customers; and other risk factors set forth from time to time in our Securities and Exchange Commission filings, including, but not limited to, inTEST’s annual report on Form 10-K for the year ended December 31, 2020. Any forward-looking statement made by the Company in this press release is based only on information currently available to management and speaks to circumstances only as of the date on which it is made. The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

Contacts:

inTEST Corporation	Investors:
Duncan Gilmour	Deborah K. Pawlowski
Chief Financial Officer and Treasurer	Kei Advisors LLC
Tel: (856) 505-8999	dpawlowski@keiadvisors.com
Tel: (716) 843-3908

– FINANCIAL TABLES FOLLOW –

inTEST CORPORATION

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Years Ended December 31,
	2021	2020

Revenue	$84,878	$53,823
Cost of revenue	43,654	29,719
Gross margin	41,224	24,104

Operating expenses:
Selling expense	11,083	7,522
Engineering and product development expense	5,531	5,070
General and administrative expense	15,865	11,444
Restructuring and other charges	286	1,285
Total operating expenses	32,765	25,321

Operating income (loss)	8,459	(1,217)
Other expense	(57)	(14)

Earnings (loss) before income tax expense (benefit)	8,402	(1,231)
Income tax expense (benefit)	1,119	(336)

Net earnings (loss)	$7,283	$(895)

Net earnings (loss) per common share – basic	$0.70	$(0.09)

Weighted average common shares outstanding – basic	10,462,246	10,256,560

Net earnings (loss) per common share – diluted	$0.68	$(0.09)

Weighted average common shares and common share equivalents outstanding – diluted	10,729,862	10,256,560

inTEST CORPORATION

Condensed Consolidated Balance Sheets

(In thousands)

	December 31,
	2021	2020
ASSETS	(Unaudited)(1)
Current assets:
Cash and cash equivalents	$21,195	$10,277
Trade accounts receivable, net of allowance for doubtful accounts of $213 and $212, respectively	16,536	8,435
Inventories	12,863	7,476
Prepaid expenses and other current assets	1,483	776
Total current assets	52,077	26,964
Net property and equipment	2,688	2,350
Right-of-use assets, net	5,919	6,387
Goodwill and intangible assets, net	42,152	26,159
Other assets	139	170
Total assets	$102,975	$62,030

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,281	$2,424
Accrued expenses and other current liabilities	13,296	4,392
Current portion of operating lease liabilities	1,371	1,215
Current portion of term loan	4,100	-
Domestic and foreign income taxes payable	2,024	825
Total current liabilities	25,072	8,856
Operating lease liabilities, net of current portion	5,248	6,050
Term loan, net of current portion	16,000	-
Deferred tax liabilities	1,379	1,922
Other liabilities	453	450
Total liabilities	48,152	17,278
Total stockholders' equity	54,823	44,752
Total liabilities and stockholders' equity	$102,975	$62,030

(1)	The allocation of the purchase price for Acculogic is not yet complete. As a result, the values reflected above are preliminary and are subject to change.

inTEST CORPORATION

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share and percentage data)
(Unaudited)

Reconciliation of Net Earnings (Loss) (GAAP) to Adjusted Net Earnings (Loss) (Non-GAAP) and Net Earnings (Loss) Per Share – Diluted (GAAP) to Adjusted Net Earnings (Loss) Per Share – Diluted (Non-GAAP):

	Three Months Ended			Years Ended
	12/31/2021	12/31/2020	9/30/2021	12/31/2021	12/31/2020

Net earnings (loss) (GAAP)	$287	$(380)	$2,175	$7,283	$(895)
Acquired intangible amortization	522	306	309	1,440	1,233
Tax adjustments	(10)	(2)	(4)	(22)	(26)
Adjusted net earnings (loss) (Non-GAAP)	$799	$(76)	$2,480	$8,701	$312

Diluted weighted average shares outstanding	10,836	10,283	10,792	10,730	10,281

Net earnings (loss) per share – diluted:
Net earnings (loss) (GAAP)	$0.03	$(0.04)	$0.20	$0.68	$(0.09)
Acquired intangible amortization	0.04	0.03	0.03	0.13	0.12
Tax adjustments	-	-	-	-	-
Adjusted net earnings (loss) per share – diluted (Non-GAAP)	$0.07	$(0.01)	$0.23	$0.81	$0.03

Reconciliation of Net Earnings (Loss) (GAAP) to Adjusted EBITDA (Non-GAAP) and Adjusted EBITDA Margin (Non-GAAP):

	Three Months Ended			Years Ended
	12/31/2021	12/31/2020	9/30/2021	12/31/2021	12/31/2020

Net earnings (loss) (GAAP)	$287	$(380)	$2,175	$7,283	$(895)
Acquired intangible amortization	522	306	309	1,440	1,233
Interest expense	83	4	4	89	33
Income tax expense	(51)	(74)	357	1,119	(336)
Depreciation	171	156	172	666	630
Non-cash stock-based compensation	356	191	371	1,450	671
Adjusted EBITDA (Non-GAAP)	$1,368	$203	$3,388	$12,047	$1,336

Revenue	22,358	14,875	21,144	84,878	53,823
Adjusted EBITDA margin (Non-GAAP)	6.1%	1.4%	16.0%	14.2%	2.5%

Reconciliation of First Quarter 2022 Estimated Net Earnings Per Share – Diluted (GAAP) to Estimated Adjusted Net Earnings Per Share – Diluted (Non-GAAP):

	Low	High

Estimated net earnings per share – diluted (GAAP)	$0.04	$0.09
Estimated acquired intangible amortization	0.06	0.06
Estimated tax adjustments	-	-
Estimated adjusted net earnings per share – diluted (Non-GAAP)	$0.10	$0.15

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